Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2016 Fourth Quarter Results

BATON ROUGE, LA (January 26, 2017) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank (the “Bank”), today announced financial results for the quarter ended December 31, 2016. The Company reported net income of $1.8 million, or $0.26 per diluted share for the fourth quarter of 2016, compared to $2.0 million, or $0.29 per diluted share for the quarter ended September 30, 2016, and $1.5 million, or $0.20 per diluted share, for the quarter ended December 31, 2015.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said:

“I am pleased to announce our results, which include net income of $1.8 million for the fourth quarter of 2016, and record net income of $7.9 million for the year. This achievement was driven by our continued, strong loan and noninterest-bearing deposit growth of 20%, stable credit quality metrics, and our commitment to controlling our operating expenses.

This past year marked the 10th anniversary of Investar Bank. The Bank was founded on the principles of serving our customers, the communities in which we operate, our employees, and our shareholders. We remain focused on these principles while we continue to execute our strategic objectives of increasing profitability, controlling operating expenses, and increasing shareholder value. We look forward to 2017 as the opportunities to continue to grow revenues and expand our customer base remain strong.”

Performance Highlights

•

Total loans, excluding loans held for sale, increased $46.6 million, or 5.5%, compared to September 30, 2016, and increased $148.0 million, or 19.9%, compared to December 31, 2015, to $893.4 million at December 31, 2016.

•

The business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $265.8 million at December 31, 2016, an increase of $15.5 million, or 6.2%, compared to the business lending portfolio of $250.3 million at September 30, 2016, and an increase of $58.1 million, or 28%, compared to the business lending portfolio of $207.7 million at December 31, 2015.

•	Nonperforming loans to total loans decreased to 0.22% at December 31, 2016 compared to 1.06% at September 30, 2016.
•	Total noninterest-bearing deposits were $108.4 million at December 31, 2016, an increase of $18.0 million, or 19.9%, compared to December 31, 2015.
•	Total interest income increased $1.2 million, or 12.0%, for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015.
•	Diluted earnings per share increased $0.06, or 30%, to $0.26 for the quarter ended December 31, 2016, compared to $0.20 for the quarter ended December 31, 2015.
•	The dividend payout ratio increased to 4.65% for the quarter ended December 31, 2016 compared to 3.81% for the quarter ended September 30, 2016 and 4.26% for the quarter ended December 31, 2015.
•

The Company repurchased 38,311 shares of the Company’s common stock through its stock repurchase program at an average price of $16.75 during the quarter ended December 31, 2016, leaving 241,243 shares available for repurchase. Since the inception of the board-approved repurchase program, the Company has repurchased 258,757 shares of its common stock at an average price of $15.63.

•	The Company’s common stock had a closing trade price of $18.65 at December 30, 2016, representing 21.5% growth from a closing trade price of $15.35 at September 30, 2016.

Loans

Total loans were $893.4 million at December 31, 2016, an increase of $46.6 million, or 5.5%, compared to September 30, 2016, and an increase of $148.0 million, or 19.9%, compared to December 31, 2015.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated (dollars in thousands).

				Linked Qtr Change		Year/Year Change		Percentage of Total Loans
	12/31/2016	9/30/2016	12/31/2015	$	%	$	%	12/31/2016	12/31/2015
Mortgage loans on real estate
Construction and development	$90,737	$92,355	$81,863	$(1,618)	(1.8)%	$8,874	10.8%	10.2%	11.0%
1-4 Family	177,205	175,392	156,300	1,813	1.0	20,905	13.4	19.8	21.0
Multifamily	42,759	42,560	29,694	199	0.5	13,065	44.0	4.8	4.0
Farmland	8,207	8,281	2,955	(74)	(0.9)	5,252	177.7	0.9	0.4
Commercial real estate
Owner-occupied	180,458	172,952	137,752	7,506	4.3	42,706	31.0	20.2	18.5
Nonowner-occupied	200,258	192,270	150,831	7,988	4.2	49,427	32.8	22.4	20.2
Commercial and industrial	85,377	77,312	69,961	8,065	10.4	15,416	22.0	9.6	9.4
Consumer	108,425	85,706	116,085	22,719	26.5	(7,660)	(6.6)	12.1	15.5
Total loans	893,426	846,828	745,441	46,598	5.5%	147,985	19.9%	100%	100%
Loans held for sale	-	40,553	80,509	(40,553)	(100.0)	(80,509)	(100.0)
Total gross loans	$893,426	$887,381	$825,950	$6,045	0.7%	$67,476	8.2%

Consumer loans totaled $108.4 million at December 31, 2016, an increase of $22.7 million, or 26.5%, compared to $85.7 million at September 30, 2016, and a decrease of $7.7 million, or 6.6%, compared to $116.1 million at December 31, 2015. The increase in consumer loans when compared to the linked quarter is attributable to the reclassification of loans held for sale, which consisted only of indirect auto loans. Of the $40.6 million of loans held for sale at September 30, 2016, the Bank sold approximately $4.9 million during the fourth quarter of 2016. The remaining balance of the consumer loans held for sale was reclassified to the consumer loan portfolio as of December 31, 2016. Since the Bank discontinued accepting indirect auto loan applications at the end of 2015, which was the primary source of its consumer loan portfolio and consumer loans held for sale, the consumer loan portfolio is expected to decrease over time.

At December 31, 2016, the Company’s total business lending portfolio, which consists of loans secured by owner-occupied commercial real estate properties and commercial and industrial loans, was $265.8 million, an increase of $15.5 million, or 6.2%, compared to the business lending portfolio of $250.3 million at September 30, 2016, and an increase of $58.1 million, or 28%, compared to the business lending portfolio of $207.7 million at December 31, 2015.

Credit Quality

Nonperforming loans were $2.0 million, or 0.22% of total loans, at December 31, 2016, a decrease of $7.0 million, or 77.9%, compared to $9.0 million, or 1.06% of total loans, at September 30, 2016, and a decrease of $0.4 million, or 17.9%, compared to $2.4 million, or 0.32% of total loans, at December 31, 2015. The decrease in nonperforming loans when compared to the third quarter of 2016 is mainly attributable to one owner-occupied commercial real estate loan of approximately $4.3 million that was transferred to other real estate owned, net, on the consolidated balance sheet during the fourth quarter, and one commercial and industrial loan relationship not related to the oil and gas industry of approximately $2.6 million, which was placed back on accrual status during the fourth quarter, due to the borrower remaining current throughout its bankruptcy process and the Bank receiving additional cash collateral, as mentioned in a prior press release. Included in noninterest expense is approximately $0.2 million of legal and other operating expense incurred as a result of transferring the commercial real estate loan to other real estate owned.

The allowance for loan losses was $7.1 million, or 356.16% and 0.79% of nonperforming loans and total loans, respectively, at December 31, 2016, compared to $7.4 million, or 82.44% and 0.87% of nonperforming loans and total loans, respectively, at September 30, 2016, and $6.1 million, or 254.16% and 0.82% of nonperforming loans and total loans, respectively, at December 31, 2015. The reduction of the allowance for loan losses at December 31, 2016 compared to September 30, 2016 is mainly attributable to the $0.5 million write-down of the owner-occupied commercial real estate loan that was transferred to other real estate owned during the fourth quarter. The allowance for loan losses plus the fair value marks on acquired loans was 0.87% of total loans at December 31, 2016 compared to 0.95% at September 30, 2016 and 0.91% at December 31, 2015. The provision for loan loss expense was $0.4 million for the fourth quarter of 2016, a decrease of $0.1 million and an increase of $10,000 when compared to September 30, 2016 and December 31, 2015, respectively.

As a result of the flooding that occurred during the third quarter of 2016, the Company instituted a 90-day loan deferral program for customers who were impacted by the flood and has allocated a portion of its general reserves to the potential impact as a result of the flood. The Company placed approximately $23.5 million, or 2.8% of the total loan portfolio on a 90-day deferral plan during the third quarter of 2016. As these loans transition from a deferred status, the Company continues to assess the impact the flooding may have on the region and its loan portfolio to determine the need for specific or additional general reserves.

Management continues to monitor the Company’s loan portfolio for exposure to potential negative impacts of suppressed oil and gas prices. We consider our exposure to the energy sector not to be significant, at less than one percent of the total loan portfolio at December 31, 2016. However, should the price of oil and gas decline further and/or remain at the current low price for an extended period, the general economic conditions in our south Louisiana markets could be negatively affected and could negatively impact borrowers’ ability to service their debt. Management continually evaluates the allowance for loan losses based on several factors, including economic conditions, and currently believes that any potential negatively affected future cash flows related to these loans would be covered by the current allowance for loan losses.

Deposits

Total deposits at December 31, 2016 were $907.8 million, an increase of $0.7 million, or 0.1%, compared to September 30, 2016 and an increase of $170.4 million, or 23.1%, compared to December 31, 2015. The increase in total deposits was driven by an increase in noninterest-bearing deposits of $18.0 million, or 19.9%, an increase in NOW accounts of $31.1 million, or 22.1%, an increase in money market accounts of $27.0 million, or 28.1%, and an increase in time deposits of $95.3 million, or 26.7%, compared to December 31, 2015.

The following table sets forth the composition of the Company’s deposits as of the dates indicated (dollars in thousands).

				Linked Qtr Change		Year/Year Change		Percentage of Total Deposits
	12/31/2016	9/30/2016	12/31/2015	$	%	$	%	12/31/2016	12/31/2015
Noninterest-bearing demand deposits	$108,404	$112,414	$90,447	$(4,010)	(3.6)%	$17,957	19.9%	11.9%	12.3%
NOW accounts	171,556	150,551	140,503	21,005	14.0	31,053	22.1	18.9	19.0
Money market deposit accounts	123,079	123,487	96,113	(408)	(0.3)	26,966	28.1	13.6	13.0
Savings accounts	52,860	51,332	53,735	1,528	3.0	(875)	(1.6)	5.8	7.3
Time deposits	451,888	469,267	356,608	(17,379)	(3.7)	95,280	26.7	49.8	48.4
Total deposits	$907,787	$907,051	$737,406	$736	0.1%	$170,381	23.1%	100%	100%

Net Interest Income

Net interest income for the fourth quarter of 2016 totaled $8.8 million, remaining consistent with the third quarter of 2016, and increasing $0.6 million, or 6.7%, compared to the fourth quarter of 2015. The increase in net interest income was a direct result of continued growth of the Company’s loan portfolio with an increase in net interest income of $1.1 million due to an increase in volume offset by a $0.5 million decrease related to a reduction in yield compared to the fourth quarter of 2015.

The Company’s net interest margin was 3.20% for the quarter ended December 31, 2016 compared to 3.23% for the third quarter of 2016 and 3.53% for the fourth quarter of 2015. The yield on interest-earning assets was 4.04% for the quarter ended December 31, 2016 compared to 4.06% for the third quarter of 2016 and 4.24% for the fourth quarter of 2015. The decrease in net interest margin and yield on interest-earning assets when compared to the third quarter of 2016 is mainly attributable to the $4.3 million loan that was added to nonaccrual loans at the end of the third quarter and subsequently transferred to other real estate owned at the end of the fourth quarter, as discussed in Credit Quality above, as well as the decline in the yields on investment securities due to an increase in pay-downs of securities with unamortized premiums.

The cost of deposits remained constant at 0.98% for the quarter ended December 31, 2016 compared to the third quarter of 2016, and increased 12 basis points compared to the fourth quarter of 2015. The increase in the cost of deposits when compared to the fourth quarter of 2015 is primarily a result of increases in time deposit rates. Beginning in the third quarter of 2016 and continuing into the fourth quarter, the Company lowered its rates on time deposits in an effort to begin reducing its cost of funds. The rate reductions have resulted in a decrease in time deposits at December 31, 2016 compared to September 30, 2016, as shown in the Deposit table above.

Noninterest Income

Noninterest income for the fourth quarter of 2016 totaled $0.9 million, a decrease of $0.1 million, or 12.9%, compared to the third quarter of 2016, and a decrease of $0.7 million, or 43%, compared to the fourth quarter of 2015. The decrease in noninterest income when compared to the quarter ended September 30, 2016 is mainly attributable to the $0.2 million decrease in the gain on sale of investment securities offset by the $0.1 million increase in the gain on sale of loans. The decrease in noninterest income when compared to the fourth quarter of 2015 is mainly due to the $0.5 million decrease in the gain on sale of loans. Since exiting the indirect auto loan origination business at the end of 2015, the Bank has experienced decreased loan sales and has ceased originations of consumer loans held for sale. In the fourth quarter of 2016, the Bank sold approximately $4.9 million of its consumer loans held for sale and reclassified the remaining balance of loans held for sale into its consumer portfolio.

Noninterest Expense

Noninterest expense for the fourth quarter of 2016 totaled $6.6 million, an increase of $0.1 million, or 0.8%, compared to the third quarter of 2016, and a decrease of $0.6 million, or 8.7%, compared to the fourth quarter of 2015. The increase in noninterest expense compared to the third quarter of 2016 is a result of approximately $0.2 million in legal and other operating expenses related to the $4.3 million owner-occupied commercial real estate nonaccrual loan that was transferred to other real estate owned during the fourth quarter. The decrease in noninterest expense compared to the fourth quarter of 2015 is mainly due to a $0.5 million decrease in salaries and benefits, which is primarily a result of the Company’s exit from the indirect auto loan origination business at the end of 2015.

Basic Earnings Per Share and Diluted Earnings Per Share

The Company reported both basic and diluted earnings per share of $0.26 for the three months ended December 31, 2016, an increase of $0.06, compared to basic and diluted earnings per share of $0.20 for the three months ended December 31, 2015.

Taxes

The Company recorded income tax expense of $0.9 million for the quarter ended December 31, 2016, which equates to an effective tax rate of 31.5%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 10 full service banking offices located throughout its market. At December 31, 2016, the Company had 152 full-time equivalent employees.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible common equity,” “tangible assets,” “tangible equity to tangible assets,” and “tangible book value per common share.” Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;
•	our ability to achieve organic loan and deposit growth, and the composition of that growth;
•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;
•	the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;
•	our dependence on our management team, and our ability to attract and retain qualified personnel;
•

changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers and including the potential impact on our borrowers of the August 2016 flooding in Baton Rouge and surrounding areas;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
•	the concentration of our business within our geographic areas of operation in Louisiana; and
•	concentration of credit exposure.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. “Risk Factors” and Item 7. “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

For further information contact:

Investar Holding Corporation

Chris Hufft

Chief Financial Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION
SUMMARY FINANCIAL INFORMATION
(Amounts in thousands, except share data)
(Unaudited)

	As of and for the three months ended
	12/31/2016	9/30/2016	12/31/2015	Linked Quarter	Year/Year
EARNINGS DATA
Total interest income	$11,062	$10,993	$9,873	0.6%	12.0%
Total interest expense	2,281	2,240	1,646	1.8%	38.6%
Net interest income	8,781	8,753	8,227	0.3%	6.7%
Provision for loan losses	375	450	365	-16.7%	2.7%
Total noninterest income	896	1,029	1,571	-12.9%	-43.0%
Total noninterest expense	6,603	6,548	7,234	0.8%	-8.7%
Income before income taxes	2,699	2,784	2,199	-3.1%	22.7%
Income tax expense	851	747	745	13.9%	14.2%
Net income	$1,848	$2,037	$1,454	-9.3%	27.1%

AVERAGE BALANCE SHEET DATA
Total assets	$1,147,835	$1,134,591	$974,820	1.2%	17.7%
Total interest-earning assets	1,087,645	1,075,145	923,662	1.2%	17.8%
Total loans	863,293	840,028	739,809	2.8%	16.7%
Total gross loans	889,814	874,272	793,830	1.8%	12.1%
Total interest-bearing deposits	798,250	784,591	645,247	1.7%	23.7%
Total interest-bearing liabilities	917,085	905,521	759,068	1.3%	20.8%
Total deposits	904,310	887,327	887,327	1.9%	1.9%
Total stockholders’ equity	113,917	113,056	108,998	0.8%	4.5%

PER SHARE DATA
Earnings:
Basic earnings per share	$0.26	$0.29	$0.20	-10.3%	30.0%
Diluted earnings per share	0.26	0.29	0.20	-10.3%	30.0%
Book value per share	15.88	15.93	15.05	-0.3%	5.5%
Tangible book value per common share(1)	15.42	15.47	14.62	-0.3%	5.5%
Common shares outstanding	7,101,851	7,131,186	7,264,282	-0.4%	-2.2%

PERFORMANCE RATIOS
Return on average assets	0.65%	0.71%	0.59%	-8.5%	10.2%
Return on average equity	6.51%	7.15%	5.29%	-9.0%	23.1%
Net interest margin	3.20%	3.23%	3.53%	-0.9%	-9.3%
Net interest income to average assets	3.04%	3.06%	3.35%	-0.7%	-9.3%
Noninterest expense to average assets	2.28%	2.29%	2.94%	-0.4%	-22.4%
Efficiency ratio(2)	68.23%	66.94%	73.83%	1.9%	-7.6%
Dividend payout ratio	4.65%	3.81%	4.26%	22.0%	9.2%
Net charge-offs to average loans	0.08%	0.02%	0.02%	300.0%	300.0%

(1) Non-GAAP financial measure. See reconciliation.
(2) Efficiency ratio represents noninterest expenses divided by the sum of net interest income (before provision for loan losses) and noninterest income.

INVESTAR HOLDING CORPORATION
SUMMARY FINANCIAL INFORMATION
(Amounts in thousands, except share data)
(Unaudited)

	As of and for the three months ended
	12/31/2016	9/30/2016	12/31/2015	Linked Quarter	Year/Year
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.52%	0.80%	0.30%	-35.0%	73.3%
Nonperforming loans to total loans	0.22%	1.06%	0.32%	-79.2%	-31.3%
Allowance for loan losses to total loans	0.79%	0.87%	0.82%	-9.2%	-3.7%
Allowance for loan losses to nonperforming loans	356.16%	82.44%	254.16%	332.0%	40.1%

CAPITAL RATIOS
Investar Holding Corporation:
Total equity to total assets	9.73%	9.84%	10.60%	-1.1%	-8.2%
Tangible equity to tangible assets(1)	9.48%	9.59%	10.32%	-1.1%	-8.1%
Tier 1 leverage ratio	10.10%	10.10%	11.39%	0.0%	-11.3%
Common equity tier 1 capital ratio(2)	11.40%	11.02%	11.67%	3.4%	-2.3%
Tier 1 capital ratio(2)	11.75%	11.37%	12.05%	3.3%	-2.5%
Total capital ratio(2)	12.47%	12.11%	12.72%	3.0%	-2.0%
Investar Bank:
Tier 1 leverage ratio	10.03%	9.94%	11.07%	0.9%	-9.4%
Common equity tier 1 capital ratio(2)	11.67%	11.19%	11.71%	4.3%	-0.3%
Tier 1 capital ratio(2)	11.67%	11.19%	11.71%	4.3%	-0.3%
Total capital ratio(2)	12.39%	11.93%	12.38%	3.9%	0.1%

(1) Non-GAAP financial measure. See reconciliation.
(2) Estimated for December 31, 2016.

INVESTAR HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$9,773	$10,172	$6,313
Interest-bearing balances due from other banks	19,569	35,811	14,472
Federal funds sold	106	172	181
Cash and cash equivalents	29,448	46,155	20,966

Available for sale securities at fair value (amortized cost of $166,258, $147,609, and $113,828, respectively)	163,051	148,981	113,371
Held to maturity securities at amortized cost (estimated fair value of $19,612, $21,625, and $26,271, respectively)	20,091	21,454	26,408
Loans held for sale	-	40,553	80,509
Loans, net of allowance for loan losses of $7,051, $7,383, and $6,128, respectively	886,375	839,445	739,313
Other equity securities	5,362	7,388	5,835
Bank premises and equipment, net of accumulated depreciation of $6,751, $6,380, and $5,368, respectively	31,722	31,835	30,630
Other real estate owned, net	4,065	279	725
Accrued interest receivable	3,218	3,081	2,831
Deferred tax asset	2,868	1,384	1,915
Goodwill and other intangible assets, net	3,234	3,244	3,175
Bank-owned life insurance	7,201	7,150	3,512
Other assets	2,325	3,256	2,365
Total assets	$1,158,960	$1,154,205	$1,031,555

LIABILITIES
Deposits
Noninterest-bearing	$108,404	$112,414	$90,447
Interest-bearing	799,383	794,637	646,959
Total deposits	907,787	907,051	737,406
Advances from Federal Home Loan Bank	82,803	88,943	127,497
Repurchase agreements	39,087	23,554	39,099
Junior subordinated debt	3,609	3,609	3,609
Other borrowings	1,000	-	-
Accrued taxes and other liabilities	11,917	17,472	14,594
Total liabilities	1,046,203	1,040,629	922,205

STOCKHOLDERS’ EQUITY
Preferred stock, no par value per share; 5,000,000 shares authorized	-	-	-
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,368,914, 7,359,666, and 7,305,213 shares issued, and 7,101,851, 7,131,186, and 7,264,282 shares outstanding, respectively	7,369	7,360	7,305
Treasury stock	(4,172)	(3,526)	(634)
Surplus	85,404	85,124	84,692
Retained earnings	26,227	24,465	18,650
Accumulated other comprehensive (loss) income	(2,071)	153	(663)
Total stockholders’ equity	112,757	113,576	109,350
Total liabilities and stockholders’ equity	$1,158,960	$1,154,205	$1,031,555

INVESTAR HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share data)
(Unaudited)

	For the three months ended			For the twelve months ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

INTEREST INCOME
Interest and fees on loans	$10,103	$10,011	$9,220	$39,380	$35,076
Interest on investment securities	898	920	631	3,565	2,189
Other interest income	61	62	22	207	75
Total interest income	11,062	10,993	9,873	43,152	37,340

INTEREST EXPENSE
Interest on deposits	1,970	1,934	1,401	7,182	5,250
Interest on borrowings	311	306	245	1,231	632
Total interest expense	2,281	2,240	1,646	8,413	5,882
Net interest income	8,781	8,753	8,227	34,739	31,458

Provision for loan losses	375	450	365	2,079	1,865
Net interest income after provision for loan losses	8,406	8,303	7,862	32,660	29,593

NONINTEREST INCOME
Service charges on deposit accounts	79	79	94	343	380
Gain on sale of investment securities, net	15	204	21	443	489
Gain on sale of fixed assets, net	14	-	-	1,266	15
Gain (loss) on sale of other real estate owned, net	2	-	36	13	(105)
Gain on sale of loans, net	92	-	537	405	4,368
Servicing fees and fee income on serviced loans	449	510	690	2,087	2,543
Other operating income	245	236	193	911	654
Total noninterest income	896	1,029	1,571	5,468	8,344
Income before noninterest expense	9,302	9,332	9,433	38,128	37,937

NONINTEREST EXPENSE
Depreciation and amortization	383	371	365	1,493	1,446
Salaries and employee benefits	3,901	3,945	4,358	15,609	16,398
Occupancy	252	265	296	995	951
Data processing	373	374	409	1,488	1,508
Marketing	70	102	93	386	248
Professional fees	295	312	305	1,261	1,075
Customer reimbursements	-	-	-	584	-
Other operating expenses	1,329	1,179	1,408	4,823	5,727
Total noninterest expense	6,603	6,548	7,234	26,639	27,353
Income before income tax expense	2,699	2,784	2,199	11,489	10,584
Income tax expense	851	747	745	3,609	3,511
Net income	$1,848	$2,037	$1,454	$7,880	$7,073

EARNINGS PER SHARE
Basic earnings per share	$0.26	$0.29	$0.20	$1.11	$0.98
Diluted earnings per share	$0.26	$0.29	$0.20	$1.10	$0.97
Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.04	$0.03

INVESTAR HOLDING CORPORATION
EARNINGS PER COMMON SHARE
(Amounts in thousands, except share data)
(Unaudited)

	For the three months ended			For the twelve months ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net income available to common stockholders	$1,848	$2,037	$1,454	$7,880	$7,073
Weighted average number of common shares outstanding used in computation of basic earnings per common share	7,017,213	7,059,953	7,200,526	7,107,187	7,214,045
Effect of dilutive securities:
Restricted stock	21,648	15,546	12,564	10,228	5,861
Stock options	33,664	15,369	21,150	33,664	21,150
Stock warrants	17,975	11,575	16,952	17,975	16,952
Weighted average number of common shares outstanding plus effect of dilutive securities used in computation of diluted earnings per common share	7,090,500	7,102,443	7,251,192	7,169,054	7,258,008
Basic earnings per share	$0.26	$0.29	$0.20	$1.11	$0.98
Diluted earnings per share	$0.26	$0.29	$0.20	$1.10	$0.97

INVESTAR HOLDING CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS
(Amounts in thousands)
(Unaudited)

	For the three months ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$889,814	$10,103	4.50%	$874,272	$10,011	4.54%	$793,830	$9,220	4.61%
Securities:
Taxable	138,985	707	2.02	136,047	728	2.12	93,713	527	2.23
Tax-exempt	30,898	191	2.45	30,733	192	2.48	17,174	104	2.40
Interest-bearing balances with banks	27,948	61	0.87	34,093	62	0.72	18,945	22	0.46
Total interest-earning assets	1,087,645	11,062	4.04	1,075,145	10,993	4.06	923,662	9,873	4.24
Cash and due from banks	7,845			7,138			5,656
Intangible assets	3,237			3,248			3,178
Other assets	56,361			56,273			48,374
Allowance for loan losses	(7,253)			(7,213)			(6,050)
Total assets	$1,147,835			$1,134,591			$974,820

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$281,500	$485	0.68%	$262,841	$433	0.65%	$233,748	$369	0.63%
Savings deposits	53,219	87	0.65	51,924	88	0.67	54,482	92	0.67
Time deposits	463,531	1,398	1.20	469,826	1,413	1.19	357,017	940	1.04
Total interest-bearing deposits	798,250	1,970	0.98	784,591	1,934	0.98	645,247	1,401	0.86
Short-term borrowings	99,169	246	0.98	98,286	237	0.96	84,531	171	0.80
Long-term debt	19,666	65	1.31	22,644	69	1.21	29,290	74	1.00
Total interest-bearing liabilities	917,085	2,281	0.99	905,521	2,240	0.98	759,068	1,646	0.86
Noninterest-bearing deposits	106,060			102,736			95,954
Other liabilities	10,773			13,278			10,800
Stockholders’ equity	113,917			113,056			108,998
Total liability and stockholders’ equity	$1,147,835			$1,134,591			$974,820
Net interest income/net interest margin		$8,781	3.20%		$8,753	3.23%		$8,227	3.53%

INVESTAR HOLDING CORPORATION
CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS
(Amounts in thousands)
(Unaudited)

	For the twelve months ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans	$862,340	$39,380	4.55%	$754,056	$35,076	4.65%
Securities:
Taxable	129,251	2,878	2.22	80,516	1,741	2.16
Tax-exempt	27,171	687	2.52	18,077	448	2.48
Interest-bearing balances with banks	26,196	207	0.79	18,136	75	0.41
Total interest-earning assets	1,044,958	43,152	4.12	870,785	37,340	4.29
Cash and due from banks	7,463			5,611
Intangible assets	3,231			3,194
Other assets	54,951			46,313
Allowance for loan losses	(6,891)			(5,636)
Total assets	$1,103,712			$920,267

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$257,888	$1,690	0.65%	$222,730	$1,402	0.63%
Savings deposits	52,753	353	0.67	54,240	367	0.68
Time deposits	439,423	5,139	1.17	343,638	3,481	1.01
Total interest-bearing deposits	750,064	7,182	0.95	620,608	5,250	0.85
Short-term borrowings	108,339	956	0.88	60,970	296	0.49
Long-term debt	23,092	275	1.19	36,712	336	0.92
Total interest-bearing liabilities	881,495	8,413	0.95	718,290	5,882	0.82
Noninterest-bearing deposits	97,948			85,635
Other liabilities	11,793			9,256
Stockholders’ equity	112,476			107,086
Total liability and stockholders’ equity	$1,103,712			$920,267
Net interest income/net interest margin		$34,739	3.32%		$31,458	3.61%

INVESTAR HOLDING CORPORATION
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(Amounts in thousands, except share data)
(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
Tangible common equity
Total stockholders’ equity	$112,757	$113,576	$109,350
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	450	460	491
Trademark intangible	100	100	-
Tangible common equity	$109,523	$110,332	$106,175
Tangible assets
Total assets	$1,158,960	$1,154,205	$1,031,555
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	450	460	491
Trademark intangible	100	100	-
Tangible assets	$1,155,726	$1,150,961	$1,028,380

Common shares outstanding	7,101,851	7,131,186	7,264,282
Tangible equity to tangible assets	9.48%	9.59%	10.32%
Book value per common share	$15.88	$15.93	$15.05
Tangible book value per common share	15.42	15.47	14.62